EXHIBIT 21
                                       TO
                                    FORM 10-K
                                       OF
                           PROTECTIVE LIFE CORPORATION
                                       FOR
                                   FISCAL YEAR
                             ENDED DECEMBER 31, 1997


         The following wholly-owned subsidiary of Protective Life Corporation is organized under the laws of the State of Tennessee and does business under its corporate name:

                        Protective Life Insurance Company


         The following wholly-owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of Alabama and does business under its corporate name:

                   American Foundation Life Insurance Company


         The following wholly-owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of Wisconsin and does business under its corporate name:

                    Wisconsin National Life Insurance Company


         The following wholly-owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of California and does business under its corporate name:

                        West Coast Life Insurance Company